THE GABELLI WESTWOOD FUNDS
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and All requirements of the Affiliated Underwriting Procedures of the Fund. A folder documenting such compliance for each transaction
Is available for inspection by Board Members.
                                                            Total
Trade                                         Fund's       WW Funds
Date     Issue                     Shares     % of Issue   Allotment
Southwest Securities:
Realty Fund
5/6/98   Amresco Capital Trust     1,100      0.01%        8,600
SmallCap Fund
5/6/98   Amresco Capital Trust     7,500      0.08%        8,600
5/20/98  Carreker-Antinori Inc.    2,000      0.04%        2,000
Gabelli:
Realty Fund
4/29/98  Ziff-Davis Inc.             200      0.00%          200
SmallCap Fund
6/19/98  Transportation Components 6,400      0.13%        6,400


% of Issue
  For all                            Spread  Spread
Westwood Funds    Price    Amount    Amount    %     Broker
Southwest Securities:
Realty Fund
0.10%            $15.00    $16,500   $0.940  6.27% Prudential Bache
SmallCap Fund
0.10%            $15.00   $112,500   $0.940  6.27% Prudential Bache
0.04%            $11.00    $22,000   $0.770  7.00% BA Robertson Stevens
Gabelli:
Realty Fund
0.00%            $15.50     $3,100   $0.780  5.03%  Morgan Stanley
SmallCap Fund
0.13%             $8.00    $51,200   $0.340  4.25%  Bear Stearns


Issues Within
90 Days          Reason
Southwest Securities:
Realty Fund
3               (1),(2)
SmallCap Fund
3               (1),(2)
3               (1),(2)
Gabelli:
Realty Fund
3               (1),(2)
SmallCap Fund
3               (1),(2)
The purchases listed above meet the following requirements of 10f-3
      ...Part of an issue registered under the Securities
         Act of 1933.
      ...Purchased at not more than the offering price. ...Offered pursuant to a firm commitment underwriting. ...The issuer has been in continuous operation for at least 3 years.
All other requirements are presented in the table above.
Reasons:

(1) Does not exceed 125% of the mean offering spread of three
Comparable issues underwritten in the last 90 days.
(2)  Does not exceed 110% of the underwriting spread of three
Comparable issues underwritten in the last 90 days.




Underwriters of Ziff-Davis, Inc.   Number of Shares
U.S. Underwriters:
Morgan Stanley & Co. Incorporated    7,722,000
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated                       2,808,000
Goldman, Sachs & Co.                 2,106,000
Donaldson, Lufkin & Jenrette Securities
  Corporation                        1,404,000
BT Alex Brown Incorporated             440,000
A.G. Edwards & Sons, Inc.              440,000
Furman Selz LLC                        440,000
Hambrecht & Quist LLC                  440,000
Lazard Freres & Co. LLC                440,000
Smith Barney Inc.                      440,000
Wasserstein Perella Securities, Inc.   440,000
Blaylock & Partners, L.P.              220,000
Chatsworth Securities LLC              220,000
Cowen & Company                        220,000
Dominick & Dominick, Incorporated      220,000
First of Michigan Corporation          220,000
Gabelli & Company, Inc.                220,000
Janney Montgomery Scott Inc.           220,000
Edward D. Jones & Co., L.P.            220,000
McDonald & Company Securities, Inc.    220,000
Needham & Company, Inc.                220,000
The Nikko Securities Co.               220,000
Nomura Securities International, Inc.  220,000
Muriel Siebert & Co., Inc.             220,000
Stephens Inc.                          220,000
Utendahl Capital Partners, L.P.        220,000
The Williams Capital Group, L.P.       220,000
Subtotal                            20,640,000

International Underwriters:
Morgan Stanley & Co. International Limited    2,288,000
Merrill Lynch International                     832,000
Goldman Sachs International                     624,000
Donaldson, Lufkin & Jenrette International      416,000
Credit Lyonnais Securities                      200,000
Daiwa Europe Limited                            200,000
Nikko Europe Plc                                200,000
Nomura International plc                        200,000
Westdeutsche Landesbank Girozentrate            200,000
Subtotal                                      5,160,000
Total                                        25,800,000




Underwriters of Transportation Components, Inc.No. of Shares
Bear, Stearns & Co. Inc.                      1,622,250
BT Alex Brown Incorporated                    1,622,250
Sanders Morris Mundy Inc.                       360,500
CIBC Oppenheimer Corp.                           90,000
Donaldson, Lufkin & Jenrette Securities
    Corporation                                  90,000
A.G. Edwards & Sons, Inc.                        90,000
Furman Selz LLC                                  90,000
Goldman, Sachs & Co.                             90,000
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated                                 90,000
NationsBanc Montgomery Securities LLC            90,000
Schroder & Co. Inc.                              90,000
Smith Barney Inc.                                90,000
Wasserstein Perella Securities, Inc.             90,000
Axiom Capital Management, Inc.                   45,000
William Blair & Company LLC                      45,000
Blackford Securities Corp.                       45,000
Gabelli & Company, Inc.                          45,000
Harris Webb & Garrison, Inc.                     45,000
Hoefer & Arnett, Incorporated                    45,000
Ladenburg, Thalmann & Co. Inc.                   45,000
Northeast Securities, Inc.                       45,000
The Robinson-Humphrey Company, LLC               45,000
Stephens Inc.                                    45,000
M.J. Whitman, Inc.                               45,000
Total                                         5,000,000

Underwriters of Amresco Capital Trust        Number of Shares
Prudential Securities Incorporated            1,155,000
Credit Suisse First Boston                    1,155,000
ABN AMRO Incorporated                         1,155,000
J.C. Bradford & Co.                           1,155,000
NationsBanc Montgomery Securities LLC         1,155,000
Piper Jaffray Inc.                            1,155,000
Bear, Stearns & Co. Inc.                        180,000
BT Alex Brown Incorporated                      180,000
CIBC Oppenheimer Corp.                          180,000
Credit Lyonnais Securities (USA) Inc.           180,000
Donaldson, Lufkin & Jenrette Securities
    Corporation                                 180,000
Lehman Brothers Inc.                            180,000
Morgan Stanley & Co. Incorporated               180,000
PaineWebber Incorporated                        180,000
Advest, Inc.                                     90,000
EVEREN Securities, Inc.                          90,000
Jefferies & Company, Inc.                        90,000
McDonald & Company Securities, Inc.              90,000
The Robinson-Humphrey Company, LLC               90,000
Southwest Securities, Inc.                       90,000
Stifel, Nicolaus & Company, Incorporated         90,000
Total                                         9,000,000




Underwriters of Carreker-Antinori   Number of Shares
BancAmerica Robertson Stephens     2,020,000
Hambrecht & Quist LLC              1,240,000
Lehman Brothers Inc.               1,240,000
Cowen & Company                      100,000
Needham & Company, Inc.              100,000
Raymond James & Associates, Inc.     100,000
Sands Brothers & Co., Ltd.           100,000
Southwest Securities, Inc.           100,000
H.C. Wainwright & Co., Inc.          100,000
Total                              5,100,000